UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 15, 2005, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Ameriprise Financial, Inc. (the “Company”) approved the following:

Treatment of Portfolio Grants

As disclosed in the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on August 19, 2005, certain of our employees, including our named executive officers, hold Portfolio Grants (PG), which are long-term cash awards that pay out based upon attainment of financial performance objectives (“Financial Incentive Component”) and a shareholder return performance objective (the “Stock Incentive Component”).  The outstanding grants are generally tied to performance of American Express Company, our former parent company, or Ameriprise Financial for three year performance periods ending 2005 (PG-XIV), 2006 (PG-XV), and 2007 (PG-XVI).  The Financial Incentive Component represents 60% of the target award and payout is generally earned based on such measures as earnings growth, revenue growth and average return on equity.  The Stock Incentive Component represents 40% of the target award and payout is earned based on how American Express Company’s total shareholder return compares to that of the S&P 500 Financial Index over the performance period.  Total shareholder return means share price appreciation plus dividends.

As disclosed in the Company’s Form 10, we anticipated modifying certain of the outstanding Portfolio Grants to relate to performance of the Company for the 2006 or 2007 years included in the performance period of the outstanding grants.  The Committee approved the following revisions to these outstanding Portfolio Grants:

•                  PG-XV (performance period ending 2006) – The payout earned for the Financial Incentive Component and Stock Incentive component for the 2006 year will be based solely on goals established for the Company’s performance (instead of the performance of American Express Company).  For the 2004 and 2005 years, the payout earned for the Financial Incentive Component and Stock Incentive Component will be based on goals already in place for PG-XV.  The original award value was prorated by two-thirds for purposes of the payout calculation on 2004 and 2005 performance and a new grant was made in place of the other one-third for the payout calculation tied to 2006 performance.

•                  PG-XVI (performance period ending 2007) – The Financial Incentive Component and Stock Incentive Component will be based on the Company’s performance (instead of the performance of American Express Company).

The Committee approved the goals that will be used to evaluate the Financial Incentive Component and Stock Incentive Component for these outstanding Portfolio Grants by considering the continuity of the plan’s existing goals and the alignment to the Company’s externally communicated long-term performance expectations.  With the changes as approved, the Portfolio Grants held by all participants in the Company’s plan will now be tied to Ameriprise performance beginning with 2006, which was an important goal in the treatment of the Portfolio Grants for the spin-off from American Express Company.

Approve Portfolio Grant for CEO

The Committee approved the issuance to James M. Cracchiolo, the Company’s CEO, of an additional Portfolio Grant for PG-XVI (performance period ending 2007).  The award of this additional

Portfolio Grant was recommended by Board of Directors of American Express Company as part of Mr. Cracchiolo’s award and retention package related to completing the spin-off.  The Portfolio Grant will have the same performance objectives as the other PG-XVI awards, including the revisions described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: December 21, 2005	By:	/s/ John C. Junek
Name: John C. Junek
Title: Executive Vice President and General Counsel